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                                                                 EXHIBIT 10.5.5

                           SECOND SUPPLEMENTAL AGREEMENT


          SECOND SUPPLEMENTAL AGREEMENT (hereinafter called this "Agreement"), dated as of the 25th day of November, 1997, between SPARTAN MADISON CORP., a Delaware corporation, having an address c/o HRO International Ltd., Tower 56, 126 East 56th Street, New York, New York 10022 (hereinafter referred to as "Landlord"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation, having an address at 380 Madison Avenue, New York, New York 10017 (hereinafter called "Tenant").

                                 W I T N E S S E T H:

          WHEREAS:

          A. Landlord and Tenant heretofore entered into a certain lease dated as of October 4, 1996, as amended by that certain First Supplemental Agreement dated January 29, 1997 and Added Space Agreement dated as of September 4, 1997 (such lease, as the same has been and may hereafter be amended, is hereinafter called the "Lease") with respect to the entire fourth
(4th) floor and a portion of the basement (hereinafter called the "demised premises") in the building known as 380 Madison Avenue, New York, New York (hereinafter called the "Building"), for a term ending on January 31, 2013, or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law; and

          B. The parties hereto desire to modify the Lease to provide for the inclusion therein of additional space, upon the terms, provisions and conditions as are more particularly hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify said Lease as follows:

          1. All capitalized terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Lease unless otherwise defined herein.

          2. Effective as of January 1, 1998 (hereinafter called the "Adjustment Date"), and for the remainder of the term of the Lease, there shall be added to and included in the demised premises, the following additional space in the Building, to wit:


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          The portion of the fifth (5th) floor of the Building substantially as shown unhatched on the floor plan annexed hereto as Exhibit A (hereinafter called the "First Additional Space"), which the parties hereto agree for purposes of this Agreement shall be deemed to contain approximately 12,726 rentable square feet.

Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord, the First Additional Space subject and subordinate to all superior leases and superior mortgages as provided in the Lease and upon and subject to all the covenants, agreements, terms and conditions of the Lease, as supplemented by this Agreement, other than the provisions of Sections 1.05, 2.02, 2.03, 2.05, 25.06 and Articles 24, 42, 43 of the Lease and Schedules N and Q which shall be deemed inapplicable to the First Additional Space. The parties agree that the First Additional Space constitutes Portion A of the First Offering Space as defined in Article 40 of the Lease.

          3. Effective during the period commencing on the Adjustment Date and ending on the Expiration Date:

          (a) The fixed annual rent payable by Tenant to Landlord pursuant to Section 1.01(b) of the Lease shall be increased on account of the inclusion of the First Additional Space, by the following amounts during the following periods:

          (i) FOUR HUNDRED SEVENTY THOUSAND EIGHT HUNDRED SIXTY-TWO AND 00/100 ($470,862.00) DOLLARS per annum during the period beginning on the Adjustment Date and ending on December 31, 2002;

          (ii) FIVE HUNDRED NINE THOUSAND FORTY AND 00/100 ($509,040.00) DOLLARS per annum during the period beginning on January 1, 2003 and ending on December 31, 2007; and (iii) FIVE HUNDRED FORTY
               SEVEN THOUSAND TWO HUNDRED EIGHTEEN AND 00/100 ($547,218.00) DOLLARS per annum during the period beginning on January 1, 2008 and ending on the Expiration Date.

          (b) With respect to the adjustments of rent set forth in Article 3 of the Lease (hereinafter called the "Basic Escalations") there shall be computed, in addition to the Basic Escalations, adjustments of rent with respect to increases of Taxes and Expenses attributable to the First Additional Space. Adjustments of rent with respect to Taxes and Expenses with respect to the First Additional Space will be computed in the same manner as adjustments of rent with respect to Taxes and Expenses for the purpose of the Basic Escalations under the Lease, except that for the purpose of such computations with respect to the First Additional Space only:

          (i) The term "Base Tax" (as defined in subsection 3.01.A(a) of the Lease) with respect to the First Additional Space shall mean the Taxes for the Tax Year commencing July 1, 1998;

          (ii) The term "Tenant's Tax Share" (as defined in subsection 3.01.A(d) of the Lease) with respect to the First Additional Space shall mean 1.7721 %, calculated as a fraction, the numerator of which is 12,726, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the First Additional Space and the denominator of which is 718,110, reflecting the number of rentable square feet which Landlord and Tenant


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     agree comprises the rentable square footage of the office and retail area of the Building. If the physical size of the rentable area of the Building shall increase, Tenant's Tax Share shall be appropriately recalculated;

          (iii) The term "Expense Base Factor" (as defined in subsection 3.02.A(a) of the Lease) with respect to the First Additional Space shall mean the Expenses for the Operating Year 1998;

          (iv) The term "Tenant's Expense Share" (as defined in subsection 3.02.A(c) of the Lease) with respect to the First Additional Space shall mean 1.8362 %, calculated as a fraction, the numerator of which is 12,726, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the First Additional Space and the denominator of which is 693,076, reflecting the number of rentable square feet which Landlord and Tenant agree comprises the rentable square footage of the office and retail area of the Building. If the physical size of the rentable area of the Building shall increase, Tenant's Expense Share shall be appropriately recalculated;

          (v) The date "July 1, 1997" set forth in the third line of subsection 3.01.B of the Lease shall be changed to "July 1, 1999" with respect only to the First Additional Space; and

          (vi) The term "Base Operating Year" (as defined in subsection 3.02.A(b) of the Lease) with respect only to the First Additional Space shall mean the calendar year 1998.

          (vii) Landlord confirms that the representation with respect to the definition of Expenses set forth in the final paragraph of Section 3.02A of the Lease is true and accurate as of the date hereof.

          (c) The provisions of Article 4 of the Lease shall apply with respect to the furnishing of electricity to the First Additional Space, including, without limitation, the provisions of Section 4.07 thereof with respect to the electrical capacity of the First Additional Space, provided that in accordance with Section 4.03(a) thereof, Landlord shall charge Tenant its proportionate share of the charges for Common Area Electric with respect to the fifth (5th) floor of the Building, plus any sales tax and the administrative fee referred to therein.

          (d) For purposes of this Agreement, subsection 21.01(b) of the Lease shall not apply with respect to HVAC service to the First Additional Space and in lieu thereof, the following provisions shall apply with respect thereto:

          "Maintain in good repair the air conditioning, heating and ventilating systems installed by Landlord. Air conditioning, heating and ventilation systems will function when seasonably required (subject to the design criteria, including occupancy and connected electric load design criteria, set forth on Schedule O of the Lease) on Business Days from 7:00 a.m. to 6:00 p.m. in compliance with, and subject to the conditions of, the specifications set forth in Schedule O of the Lease. Landlord has informed Tenant that windows of the First Additional Space and the Building are sealed, and that the First Additional Space may become uninhabitable and the air therein may become unbreathable during the hours or days when the aforesaid systems do not function automatically as described herein. Any use or occupancy of the First Additional Space under the conditions set forth in the immediately preceding sentence shall be at the sole risk, responsibility and hazard of Tenant, and Landlord shall have no responsibility or liability therefor.


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     Such condition of the First Additional Space shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an actual or constructive eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the First Additional Space. Tenant shall cause and keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems serving the First Additional Space. Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the air conditioning, heating and ventilating systems serving the First Additional Space. Subject to the provisions of Article 4 of this Lease, all such electric energy for the systems (to the extent they serve the First Additional Space) shall be furnished to Tenant at Tenant's cost and expense. In the event that Tenant shall require air conditioning from the core system during the hours or days when the core system does not function automatically as described herein, Tenant shall give Landlord reasonable advance notice of such requirement and Landlord shall provide same and Tenant shall pay the Landlord's then standard charges therefor as additional rent hereunder, which is $350 per hour, as of the date hereof, subject to increases from time to time. Such charge shall be prorated among Tenant and any other tenants of the Building which shall request such overtime service during any time that Tenant shall also have requested such service.

      At Tenant's request, Landlord will permit Tenant to tap into the Building condenser water system, without charge to Tenant (except that the initial hook-up shall be performed by Tenant at Tenant's expense) for up to thirty
     (30) additional tons of condenser water to operate supplemental air-conditioning units installed by Tenant in or serving the First Additional Space. Such units shall be installed in accordance with the provisions of this Lease. In the event Tenant installs supplementary air-conditioning units serving the First Additional Space, Tenant covenants and agrees, at its sole cost and expense, to maintain in full force and effect for so long as such air-conditioning unit remains in the Building, a maintenance agreement for the periodic maintenance of such unit on customary terms with a contractor reasonably acceptable to Landlord and to furnish a copy of said contract and all extensions thereof to Landlord within ten (10) days after demand. Landlord shall perform routine testing and maintenance of such Building condenser water tower and shall give Tenant reasonable prior notice of such testing. Landlord shall cooperate with Tenant in order to schedule such testing so as to minimize material interference with the conduct of Tenant's business.

          In addition, Landlord shall permit Tenant to penetrate the facade of the Building for the purposes of installing louvers for supplemental air-cooled air-conditioning units installed in the First Additional Space provided and on condition that such louvers shall be installed in the same locations on the fifth (5th) floor facade as those installed by Tenant on the fourth (4th) floor facade of the Building in accordance with Schedule P of the Lease, and such installation shall be performed in accordance with the provisions of the Lease."

          (e) Section 25.06 of the Lease shall be deemed inapplicable to the First Additional Space and shall be replaced by the following:

     "25.06.   (a)   Landlord represents that as of the date hereof the
     following is a comprehensive list of all Superior Instruments:

                    (i) a certain mortgage, as modified by a certain Mortgage Modification Agreement, dated as of June 20, 1991 between Mortgagee and Landlord's predecessor in interest and a further Project Loan Agreement, dated December 20, 1991 between Mortgagee and Landlord,

                    (ii) a certain ground lease dated January 26, 1989 between ComMet 380, Inc. ("Ground Lessor"), as ground lessor and Landlord's predecessor in interest, as ground lessee,

                    (iii) a certain Agreement of Consolidation, Extension and Modification of Mortgages, dated as of July 1, 1997 between GMAC Commercial Mortgage Corporation and Ground Lessor."

               (b) Landlord represents that as of the date hereof all the Superior Instruments are in full force and effect and Landlord has received no notices of defaults thereunder which have remained uncured beyond the applicable grace period set forth in the applicable Superior Instrument."


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          (f)  Pursuant to Section 44.01 of the Lease (as modified by
Paragraph 2 of the First Supplemental Agreement), Tenant shall be entitled to an additional thirty (30) kilovolt amperes (KVA) of the Generator's capacity on account of the inclusion of the First Additional Space from the generator to which Tenant's equipment is currently connected, provided that any work to provide such increased capacity to the Generator shall be performed by Tenant at Tenant's sole cost and expense, in accordance with the terms of the Lease including without limitation Paragraph 2 of the First Supplemental Agreement.

          (g) Notwithstanding anything to the contrary contained in the Lease, including without limitation Section 8.01 thereof, (i) Landlord shall have no liability for, and Tenant shall be solely responsible for compliance with, the Disabilities Act in the First Additional Space to the extent that the requirement for such compliance arises from a condition existing in the First Additional Space as of the date hereof and/or to the extent that Tenant shall make any alterations or improvements in the First Additional Space, and
(b) the provisions of the third sentence of such Section 8.01 shall not apply to the First Additional Space, but, as of the date hereof, Landlord represents that Landlord has received no notice of any violation of Legal Requirements in the First Additional Space which remains uncured.

          (h) Tenant, at Tenant's cost and expense, shall have the right to furnish and install in the demised premises a private stairway connecting the 4th and 5th floor portions of the demised premises, provided, however, that the location, style, design and quality of said stairway (to be shown on final working drawings and final field sketches to be submitted by Tenant to Landlord) and the field procedures shall, except to the extent otherwise provided in the Lease, be subject to the prior written approval of Landlord, which approval will not be unreasonably withheld. Tenant covenants and agrees that said stairway shall be removed by Tenant from the Building, at Tenant's cost and expense, prior to the expiration or other termination of the term of this Lease, and Tenant, at Tenant's cost and expense, shall promptly seal up and restore the floor slab to a finished level condition and repair any and all damage to the demised premises and the Building resulting from such removal of said stairway. Prior to any such removal and restoration, Tenant, at Tenant's cost and expense, shall submit to Landlord, for Landlord's approval which shall not be unreasonably withheld or delayed, working drawings, field sketches and field procedures for such removal and restoration. Any such removal of such stairway and restoration shall be done in a good and workmanlike manner and in accordance with said working drawings, fixed sketches and filed procedures, as so approved by Landlord, and in such manner as shall be reasonably satisfactory to Landlord. Tenant shall not be entitled to any diminution, abatement of rent or other compensation under this Lease by reason of discomfort, inconvenience, annoyance, injury or damage to business or property incidental to or connected with any such removal of said stairway or restoration.


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          (i)  Landlord shall not unreasonably withhold or delay its consent to a request from Tenant to soundproof the MER room which is located adjacent to (*) the First Additional Space provided and on condition that (1) in Landlord's reasonable judgment, such soundproofing shall be reasonably necessary and shall not interfere with the operation of the Building or require any alterations to other parts of the Building (unless Tenant shall agree to be liable for the cost of such alterations), (2) such soundproofing (and any ancillary alterations) shall be performed in accordance with the provisions of the Lease governing the making of alterations by Tenant including, without limitation, Article 6 of the Lease, and (3) all costs and expenses of such soundproofing shall be borne by Tenant.

          4. Tenant agrees to accept the First Additional Space on the Adjustment Date in the "as is" condition in which it exists on the date hereof (except that the existing tenant shall remove its property prior to the Adjustment Date or Landlord will remove such property promptly after the Adjustment Date) and understands and agrees that Landlord is not obligated to perform any work, supply any materials or incur any expense in connection with preparing the First Additional Space for Tenant's occupancy. Landlord shall deliver the First Additional Space to Tenant in broom clean condition.

          5. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent other than Landlord's leasing agent, if any, and Newmark & Company Real Estate, Inc. (hereinafter called the "Broker") in connection with the consummation of this Agreement. Landlord and Tenant covenant and agree to pay, hold harmless and indemnify each other from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers specifically set forth in this Paragraph, with respect to this Agreement or the negotiation thereof if such claim or claims by any such broker or agent are based in whole or in part on dealing with the indemnifying party or its representatives. Landlord agrees to pay to Landlord's leasing agent and the Broker such compensation, commissions or charges to which they are entitled pursuant to a separate agreement between said broker and Landlord.

          6. Except as modified by this Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

          7. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and except as otherwise provided in the Lease as hereby supplemented, their respective legal successors and assigns.

-------------
* To be confirmed.


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          8.   This Agreement may not be changed or terminated orally but only by a writing signed by the party against whom enforcement thereof is sought.

          9. This Agreement shall not be binding upon Landlord unless and until it is signed by Landlord and a fully executed counterpart thereof is delivered to Tenant.

          10. (a) Tenant is executing and delivering this Agreement subject to and conditioned upon the approval of this Agreement (hereinafter collectively referred to as the "APPROVALS") from (i) the Mortgagee, and (ii) ComMet 380, Inc., which Landlord represents is the successor-in-interest to the Ground Lessor, as defined in Section 25.05(b) of the Lease. Promptly after this Agreement shall have been executed by Landlord and Tenant and delivered in escrow to the escrow agent to be held pursuant to that certain Escrow Agreement dated of even date herewith among Landlord, Tenant and Bachner, Tally, Polevoy & Misher LLP, as escrow agent, Landlord shall make written request for the Approvals. If Landlord has not obtained both Approvals on or before December 31, 1997, then this Agreement shall terminate as of December 31, 1997 unless Tenant shall, on or before December 23, 1997, have given Landlord written notice that Tenant waives the condition set forth in the first sentence of this subparagraph 10(a) (the "Waiver Notice").

          (b) In the event of the termination of this Agreement pursuant to subparagraph 10(a) hereof, and upon such termination, all obligations of the parties under this Agreement shall end with respect to the First Additional Space; and the Lease shall continue in full force and effect with respect to the Demised Premises as originally demised and neither Landlord nor Tenant shall have any liability to the other with respect to the First Additional Space.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witness:                      SPARTAN MADISON CORP., Landlord


                              By:   C. R. Klotz
-----------------------            ----------------------------
                                         Name:    C.R. Klotz
                                         Title:   President


Witness:                      INVESTMENT TECHNOLOGY GROUP, INC.,
                       Tenant


John R. MacDonald             By:  Timothy H. Hosking
-----------------------            ----------------------------
                                         Name:    Timothy H. Hosking
                                         Title:   Senior Vice President, General
                                                  Counsel and Secretary


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STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


          On this 25th day of November, 1997, before me personally came Timothy H. Hosking, to be known, who, being duly sworn by me, did depose and say that he resides at171 East 84th Street, New York NY; that he is the Senior V.P. and General Counsel and Secretary of INVESTMENT TECHNOLOGY GROUP, INC., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                             Teresa Pang
                                             -----------
                                             Notary Public

Teresa Pang
Notary Public - State of New York
No. 01PA5035228
Qualified in Queens County
Commission Expires October 31, 1998



COMMONWEALTH OF MASSACHUSETTS )
                    :  ss.:
COUNTY OF SUFFOK    )


          On this 9th day of December, 1997, before me personally came C.R. Klotz, to be known, who, being duly sworn by me, did depose and say that he resides at Wellesley; that he is the President of SPARTAN MADISON CORP., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                   Nancy H. Mailboux
                                   Notary Public

                                   My commission Expires march 25, 1999


                                      EXHIBIT A

                         Floor Plan of First Additional Space


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